Exhibit 99.1

news release

July 15, 2010

THOMPSON CREEK METALS COMPANY INC. ENTERS INTO AGREEMENT TO ACQUIRE TERRANE METALS CORP.

Thompson Creek to Acquire Major Growth Asset

•                              Thompson Creek to acquire Terrane for C$0.90 in cash and 0.052 Thompson Creek common shares per Terrane share

•                              Thompson Creek concurrently enters into 25% Mt. Milligan gold stream sale with Royal Gold

•                              Goldcorp agrees to vote in favour of the transaction and currently holds 52% of Terrane’s shares, on a fully diluted basis

•                              Transaction advances development of the Mt. Milligan project in British Columbia

Denver, Colorado and Vancouver, British Columbia — Thompson Creek Metals Company Inc. (“Thompson Creek”) (NYSE:TC and TSX:TCM) and Terrane Metals Corp. (“Terrane”) (TSX Venture:TRX) jointly announce that they have entered into a definitive agreement pursuant to which Thompson Creek will acquire all of the issued and outstanding equity of Terrane.  The transaction will be implemented by way of a court-approved plan of arrangement under British Columbia law (the “Arrangement”).  Thompson Creek has also concurrently entered into an agreement with Royal Gold, Inc. (“Royal Gold”) with respect to the purchase and sale of 25% of the life of mine gold production (the “Gold Stream Transaction”) from Terrane’s Mt. Milligan Copper Gold Project (“Mt. Milligan”).

Under the Arrangement, holders of Terrane shares will receive C$0.90 in cash and 0.052 Thompson Creek common shares per Terrane share.  The consideration implies an offer value of C$1.41 per Terrane share based on Thompson Creek’s closing price on the Toronto Stock Exchange (“TSX”) of C$9.90 per share on July 14, 2010. The consideration represents a premium of approximately 35% based on the volume weighted average trading prices of Thompson Creek and Terrane on the TSX and TSX Venture, respectively, for the 20 trading days ended July 14, 2010, and a premium of 21% to Terrane’s closing price of C$1.17 per share on the same day.  The total value of the consideration offered to the shareholders of Terrane is approximately C$650 million.

Kevin Loughrey, Chairman and Chief Executive Officer of Thompson Creek, stated: “The acquisition of Terrane fits well in our strategic growth plan, providing us with clear production and revenue growth while diversifying our commodity exposure, all in a project with mining and milling processes, and a regulatory environment, with which we have considerable experience.  We are utilizing a portion of cash on our balance sheet and our current cash generating capacity from existing operations while capitalizing on financing opportunities available through the Gold Stream Transaction.  The upside from our existing asset base has been retained for our shareholders while structuring a transaction that we believe will be highly accretive on a cash flow basis once Mt. Milligan is in production.  We believe with our Endako expansion, and now the Mt. Milligan project, we have substantially improved Thompson Creek’s growth profile.”

Rob Pease, President and  Chief Executive Officer of Terrane, stated: “We are pleased to join forces with Thompson Creek.  Their financial depth, combined with the Royal Gold transaction, provides a clear path to complete funding of Mt. Milligan.  Combined with their proven development and operating capabilities, this transaction has the opportunity to unlock the value of Mt. Milligan for all shareholders.  Thompson Creek is committed to responsible development and mining and has an excellent track record of working cooperatively with host governments and communities wherever they operate, including British Columbia.”

Chuck Jeannes, President and Chief Executive Officer of Goldcorp Inc. (“Goldcorp”), stated: “The Terrane management team has done an outstanding job in advancing Mt. Milligan towards development.  The transaction with Thompson Creek provides a meaningful cash return for Terrane shareholders, while providing an opportunity to participate in the future success of Mt. Milligan through a combined, diversified, high growth base metals producer.”

The transaction has been unanimously approved by the board of directors of Terrane following the report and favourable unanimous recommendation of a special committee of independent directors (the “Special Committee”).  In doing so, the board of directors of Terrane determined that the Arrangement is fair to its shareholders and in the best interests of Terrane and authorized the submission of the Arrangement to the shareholders of Terrane for their approval at a special meeting of shareholders.

Goldcorp has entered into a support arrangement with Thompson Creek under which it has agreed to vote in favour of the transaction.  Goldcorp holds approximately 240.0 million preference shares and approximately 27.3 million common shares.  Each preference share can, at the election of Goldcorp, be exchanged for one common share of Terrane.  On a combined basis, Goldcorp’s shares represent approximately 58% of the outstanding voting equity of Terrane.  In addition, certain officers and directors of Terrane holding approximately 1% of the common shares in aggregate have entered into support agreements.

The board of directors of Terrane was advised by National Bank Financial Inc. (“National Bank Financial”) as financial advisor and Lang Michner LLP as legal advisor.  The Special Committee was advised by Scotia Capital Inc. (“Scotia Capital”) as financial advisor and Fraser Milner Casgrain LLP as independent legal advisor.  Each of National Bank Financial and Scotia Capital has concluded that as of July 14, 2010, the consideration to be received under the arrangement is fair, from a financial point of view, to the holders of common shares of Terrane.  A copy of the National Bank Financial and Scotia Capital fairness opinions and the factors considered by the board of directors and Special Committee in approving the Arrangement, and other relevant background information will be included in the management information circular that will be sent to shareholders of Terrane in connection with the special meeting to consider the Arrangement.

The transaction has been unanimously approved by the board of directors of Thompson Creek based upon, among other things, an oral fairness opinion from RBC Capital Markets.  In doing so, the board of directors of Thompson Creek determined that the Arrangement is fair to its shareholders and in the best interests of Thompson Creek.  The board of directors delegated the authority to provide final approval for the transaction to its executive committee.

Benefits to Thompson Creek Shareholders

The acquisition of Terrane is expected to provide the following benefits to shareholders of Thompson Creek:

•                  Mt. Milligan offers diversification beyond Thompson Creek’s current asset base of primary molybdenum deposits with the pro forma production profile providing for strong contributions from each of molybdenum, copper, and gold subsequent to the start-up of Mt. Milligan which is expected in 2013;

•                  The Gold Stream Transaction should allow shareholders to immediately capture value from gold production while providing funds for mine construction, retaining full leverage to base metal production and maintaining significant gold by-product credits;

•                  The combined business should have the ability to finance its strong combined project pipeline without equity dilution, which would generate significant production growth by 2013 when the Endako expansion and Mt. Milligan projects are expected to be completed; and

•                  Going forward, Thompson Creek should have avenues for future exploration and growth with a broader suite of earlier stage projects, including Mt. Emmons, Davidson and Berg that can be prioritized optimally for development and value creation.

Benefits to Terrane Shareholders

The transaction should provide the following benefits to shareholders of Terrane:

•                  Participation in a well-funded, diversified base metals producer, including ongoing exposure to Mt. Milligan, through the share component of the offer;

•                  Access to Thompson Creek’s proven development and construction expertise, and significantly greater financial resources to build and operate Mt. Milligan; and

•                  Delivery of an attractive premium with a meaningful cash component.

Overview of Mt. Milligan

Mt. Milligan is a construction-ready growth project.  This transaction establishes Thompson Creek as a diversified, high growth base metals producer with a meaningful gold by-product.  Terrane has a highly qualified and experienced management team; it is expected that many of these individuals will be retained by Thompson Creek.

Upon closing, Thompson Creek will assume 100% ownership of Mt. Milligan, located approximately 150 km north-east of Thompson Creek’s existing Endako Mine.  Mt. Milligan contains proven reserves of 274.6 million tonnes averaging 0.21% Cu and 0.44 g/t Au and probable reserves of 207.8 million tonnes averaging 0.19% Cu and 0.32 g/t Au, for a total proven and probable reserves of 482.4 million tonnes averaging 0.20% Cu and 0.39 g/t Au, totalling 2.1 billion pounds of contained copper and 6.0 million ounces of contained gold.  Mineral reserves were calculated at US$4.10/t Net Smelter Return cut-off.  Mt. Milligan has received an Environmental Assessment (EA) Certificate and a Mines Act Permit from the Province of British Columbia and the Environmental Assessment (EA) approval from the Government of Canada.

Mt. Milligan will be a conventional truck-shovel open pit mine with a 60,000 tpd copper flotation process plant.  The average annual production over the 22 year estimated mine life is expected to be 81 million pounds of copper and 194,000 ounces of gold (see Terrane press release October 13, 2009).  Mt. Milligan is expected to provide approximately 400 direct permanent jobs and significant long-term economic benefits for the region.

Thompson Creek intends to fund the remaining Mt. Milligan construction costs over approximately the next two and a half years from a combination of (i) pro forma combined cash balances, as adjusted for the April 16, 2010 Terrane equity offering, of approximately $178 million (all amounts in U.S. dollars, unless otherwise noted), (ii) the $311.5 million of proceeds from the Gold Stream Transaction, (iii) up to $250 million of debt finance in the form of equipment financing and a potential bank credit facility, (iv) internal cash generation, and (v) potential warrant proceeds including Thompson Creek’s existing warrants due in 2011 (potential proceeds of C$220 million) as well as the Terrane warrants due in 2011 and 2012 that will remain outstanding (potential net proceeds of approximately C$27 million).

In June 2010, Terrane initiated the first phase of construction with a road contract and entered into a letter of intent with AMEC Americas Limited and Fluor Canada Ltd. to provide engineering, procurement and construction management services.  Purchase orders have been made for long lead time items for the process plant and power supply equipment.  Current development timelines are targeting the commissioning of the mine and mill complex in 2013.

Other Terrane Assets

In addition to Mt. Milligan, Terrane has a number of other earlier stage mineral projects, the most substantial of which is the Berg copper-molybdenum-silver deposit, located in British Columbia approximately 150 km southwest of Endako, and a similar distance from Thompson Creek’s Davidson project.  Berg is a porphyry deposit with a current defined measured resource of 53.3 million tonnes at 0.48% Cu, 0.030% Mo and 4.5 g/t Ag and indicated resource of 452.7 million tonnes at 0.28% Cu, 0.038% Mo and 3.7 g/t Ag for a total measured and indicated resource of 506.0 million tonnes at 0.30% Cu, 0.037% Mo and 3.8 g/t Ag totalling 3.3 billion pounds of contained copper, 412 million pounds of contained molybdenum and 61.4 million ounces of contained silver.  Mineral Resources were calculated at 0.30% copper equivalent cut-off grade (see Terrane press release May 19, 2009).

Other assets include an interest in the Howard’s Pass Joint Venture, which retains rights to option, Net Profit Interest and Net Smelter Return payments from Selwyn Resources Ltd. in respect of a zinc, lead and silver deposit in the Yukon.  Terrane is also a minority joint venture partner with Laurentian Goldfields in the Maze Lake gold project in Nunavut.

Thompson Creek Assets

Thompson Creek currently owns and operates long-life open-pit primary molybdenum mines and roasting facilities, including the Thompson Creek Mine in Idaho, the Langeloth Metallurgical Facility in Pennsylvania and 75% of the Endako Mine in Northern British Columbia.  Thompson Creek expects 2010 molybdenum production will be in the range of 29 to 32 million pounds, comprised of 22 to 24 million pounds from the Thompson Creek Mine and 7 to 8 million pounds from its 75% share of the Endako Mine.  The expansion project that is currently underway at the Endako Mine is expected to raise Thompson Creek’s share of annual molybdenum production at that mine to 11 to 12 million pounds per annum.

Thompson Creek also owns a high-grade underground molybdenum deposit near Smithers, B.C. known as the Davidson Project. The Project was in the advanced stages of permitting when development was halted in November 2008 due to economic uncertainty.  The Davidson Project is currently being re-evaluated regarding various operating alternatives and related economic analysis.  Thompson Creek is currently evaluating and has an option to acquire up to 75% of the Mount Emmons Project, a high-grade underground molybdenum deposit in Colorado.

Details of the Arrangement

The completion of the Arrangement is subject to, among other things, the favourable vote of 66 2/3% of the Terrane equity shareholders at a special meeting called to approve the transaction.  The Arrangement will require approval by the Supreme Court of British Columbia.  In addition, the transaction will also be subject to certain other customary conditions, including receipt of regulatory approvals.  Terrane has also provided Thompson Creek with certain other customary rights, including a non-solicitation covenant and a right to match competing offers.  In the event that the transaction is not completed, Terrane has agreed to pay Thompson Creek a termination fee equal to C$20 million, under certain circumstances.  Officers and directors of Terrane have entered into support arrangements with Thompson Creek under which they have agreed to vote their shares in favour of the transaction, such shares representing approximately 1% of the current outstanding Terrane shares.

Terrane currently has approximately 459.4 million basic and 535.6 million fully diluted shares outstanding.  Total consideration payable to shareholders will therefore comprise approximately C$413 million in cash and 23.9 million Thompson Creek common shares.  Terrane’s existing stock options, which are all in the money, will be exercised on a cashless basis for total consideration of approximately C$6 million and 0.4 million Thompson Creek shares.

Terrane’s existing two series of warrants (approximately 45.5 million expiring in April 2011 with a strike price of C$1.50 and approximately 18.0 million expiring in June 2012 with a strike price of C$0.85) will remain outstanding and, in accordance with their terms, the holders thereof will be entitled to receive the same cash and share consideration as Terrane’s common shareholders upon exercise.  Thompson Creek has reserved approximately 3.3 million shares for potential issuance under these two series of warrants.

Following the completion of the proposed transaction, Terrane shareholders’ will own approximately 14% of the combined company on a fully diluted basis, including Goldcorp holding approximately 7%.

Copies of the acquisition agreement and certain related documents will be filed with Canadian securities regulators and with the United States Securities and Exchange Commission and will be available at the Canadian SEDAR website at www.sedar.com and the U.S. Securities and Exchange Commission’s website at www.sec.gov.  The management information circular in connection with the special meeting of shareholders to consider the Arrangement is expected to be mailed to shareholders over the coming weeks.  The circular also will be available as part of Terrane’s public filings at www.sedar.com.

Terrane expects to hold a shareholders’ meeting in September to consider the Arrangement and closing will occur shortly thereafter assuming receipt of all required approvals.

The Gold Stream Transaction

Thompson Creek and Royal Gold have entered into an agreement by which, upon Thompson Creek’s acquisition of 100% of Terrane, the Gold Stream Transaction will become effective.  Royal Gold will, as part of the Gold Stream Transaction, purchase gold equal to 25% of the life of mine gold to be produced from Mt. Milligan.

Under the terms of the Gold Stream Transaction, Thompson Creek will receive staged cash deposits aggregating $311.5 million; $226.5 million of which will be paid at the closing of the Arrangement; and $85.0 million to be paid during mine construction.  The deposits will be offset against Royal Gold’s purchase of gold under the agreement.  Until the deposit is completely reduced, the price for gold will be the prevailing market price.  For each of the first 550,000 ounces of gold delivered to Royal Gold, Thompson Creek will receive cash per ounce equal to the lesser of a cash production payment of $400 or the prevailing market price.  To the extent that the prevailing market price exceeds $400 per ounce, the deposit will be reduced.  For each ounce of gold delivered thereafter, Thompson Creek will receive the lesser of $450 or the prevailing market price in cash, with any excess purchase price used to reduce the deposit.  Once the deposit is reduced to nil, only the cash portion of the purchase price will be payable.

Advisors

RBC Capital Markets is sole financial advisor to Thompson Creek in connection with the proposed transaction.  RBC Capital Markets delivered an oral fairness opinion to the effect that as of July 14, 2010 the consideration to be paid under the Arrangement is fair from a financial point of view to Thompson Creek.  Goodmans LLP is legal counsel to Thompson Creek in Canada and McDermott Will & Emery is legal counsel to Thompson Creek in the United States.

National Bank Financial is sole financial advisor to Terrane in connection with the transaction and provided a fairness opinion to the board of directors.  Lang Michener LLP is legal counsel to Terrane.  Scotia Capital is financial advisor to the Special Committee and provided a fairness opinion.  Fraser Milner Casgrain LLP provided legal advice to the Special Committee.

Other

Thompson Creek currently has 139.8 million basic shares outstanding and 170.6 million on a fully diluted basis.  At closing Thompson Creek will issue 24.2 million shares in share component consideration for Terrane’s 459.4 million basic and preferred shares outstanding and for cashless exercise of all options.  Thompson Creek is reserving 3.3 million shares as potential consideration to the holders of the Terrane warrants.  Post transaction, Thompson Creek expects its basic and fully diluted share count will be 164.0 million shares and 198.2 million shares, respectively.

Darin Labrenz, P.Geo., Vice President Business Development with Terrane, is the qualified person who prepared or supervised the preparation of the scientific and technical information concerning the Mt. Milligan and Berg projects in this news release.

Conference Call

Thompson Creek and Terrane will hold a conference call and webcast for analysts and investors to discuss the transaction on Thursday, July 15, 2010 at 11:00 a.m. (Eastern).

To participate in the call, please dial 647-427-7450 or 1-888-231-8191 about five minutes prior to the start of the call.  A live audio webcast of the conference call will be available at www.newswire.ca and www.thompsoncreekmetals.com.  An archived recording of the call will be available at 1-800-642-1687 or 416-849-0833 (Access code 88516022 followed by the number sign) from 11:00 a.m. (Eastern) on July 15 to 11:59 p.m. on August 13.  An archived recording of the webcast will also be available at Thompson Creek’s website.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is one of the largest publicly traded, pure molybdenum producers in the world.  Thompson Creek owns the Thompson Creek open-pit molybdenum mine and mill in Idaho, a metallurgical roasting facility in Langeloth, Pennsylvania and a 75% share of the Endako open-pit mine, mill and roasting facility in northern British Columbia.  Thompson Creek is evaluating the Mount Emmons Deposit, a high-grade underground molybdenum deposit near Crested Butte, Colorado.  Thompson Creek has an option to acquire up to 75% of the property.  The Company is continuing to pursue permitting of the Davidson Deposit, a high-grade underground molybdenum deposit near Smithers, B.C.  Thompson Creek has approximately 750 employees.  Its principal executive office is in Denver, Colorado, and it also has an office in Toronto, Ontario. More information is available at www.thompsoncreekmetals.com.

About Terrane

Terrane Metals Corp. is an exploration and mine development company focused on the development of the Mt. Milligan copper-gold and Berg copper-molybdenum-silver projects in British Columbia, Canada.  Goldcorp Inc. (NYSE: GG; TSX: G) owns a 52.4% equity interest in Terrane on a fully diluted basis. More information is available at www.terranemetals.com.

Terrane Technical Disclosure

For further information on the Mt. Milligan project, please see Terrane’s “Technical Report — Feasibility Update Mt. Milligan Property — Northern BC”, completed by Wardrop, a Tetra Tech Company, effective October 13, 2009, and press release dated October 13, 2009.  For further information on the Berg project, please see Terrane’s “2009 Mineral Resource Estimate on the Berg Copper-Molybdenum-Silver Property, Tahtsa Range, British Columbia”, completed by Equity Exploration Consultants Ltd., and Terrane Metals Corp., June 2009, and press release dated May 19, 2009.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ‘‘forward-looking information’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation.  Often, but not always, forward-looking statements can be identified by the use of words such as ‘‘plans’’, ‘‘expects’’, ‘‘is expected’’, ‘‘budget’’, ‘‘scheduled’’, ‘‘estimates’’, ‘‘forecasts’’, ‘‘intends’’, ‘‘anticipates’’, or ‘‘believes’’ or variations (including negative variations) of such words and phrases, or state that certain actions, events or results ‘‘may’’, ‘‘could’’, ‘‘would’’, ‘‘might’’ or ‘‘will’’ be taken, occur or be achieved.  Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Thompson Creek and Terrane and/or their subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Examples of forward-looking information include, but are not limited to, statements with respect to the future financial or operating performance of Thompson Creek or Terrane, their subsidiaries and its projects, the estimation of mineral reserves and resources, the realization of mineral reserve estimates, the timing and amount of estimated future production, costs of production, capital, operating and exploration expenditures, costs and timing of the development of new deposits of Thompson Creek including Mt. Emmons, Davidson and Berg, costs and timing of future exploration, requirements for additional capital, benefits of the acquisition to Thompson Creek shareholders resulting from the acquisition including: the ability for Thompson Creek to diversify its assets; the benefits of the Gold Stream Transaction; the ability to finance future projects without equity dilution and Thompson Creek’s potential to obtain significant production growth by 2013, the expected benefits resulting from the acquisition for

Terrane’s shareholders, the achievement of the mine plan at Mt. Milligan including: the estimated mine life; the expected annual production; and ability to create 400 direct permanent jobs, the breakdown of how Thompson Creek intends to fund the initial capital cost at Mt. Milligan; the commissioning of a mine and mill complex at Mt. Milligan in 2013; Thompson Creek’s expected 2010 molybdenum production, the expected raise in Thompson Creek’s share of annual production resulting from the expansion of the Endako mine; the execution of a definitive Gold Stream Transaction, Thompson Creek’s or Terrane’s expected fully diluted share count following the transaction, the objectives and timing of the Arrangement and Gold Stream Transaction, the ability for the closing conditions to be satisfied in connection with the Arrangement, disruption to Thompson Creek’s business as a result of the Arrangement, and Thompson Creek’s ability to achieve its expected growth strategy.

Such factors include, among others, risks related to general business, economic, competitive, political and social uncertainties including the current global recessionary economic conditions, the associated low molybdenum prices and the levels of disruption and continuing illiquidity in the credit markets; risks related to foreign currency fluctuations; energy prices & fluctuations; title disputes or claims; limitations of insurance coverage; changes in governmental regulation of mining operations; risks related to the volatility of Thompson Creek’s and Terrane’s share prices; changes in environmental regulation; the actual results of current exploration activities; actual results of reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; possible variations of ore grade or recovery rates; impurities and toxic substances in the mined material, failure of plant, equipment or processes to operate as anticipated; the age of the Langeloth Facility; structural integrity and old equipment at the Endako Mine; accidents, labor disputes and other risks of the mining industry; access to skilled labor; relations with employees; dependence upon key management personnel and executives; political instability, insurrection or war; disruption of transportation services; increased transportation costs and delays in obtaining governmental permits and approvals, or financing or in the completion of development or construction activities.  Additional factors that could cause Thompson Creek’s or Terrane’s results to differ from those described in the forward-looking information can be found in the section entitled ‘‘Risk Factors’’ in Thompson Creek’s current Annual Report on Form 10-K, as amended, and subsequent documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Additional factors that could cause Terrane’s results to differ from those described in the forward-looking information can be found in the section entitled “Risk Factors in Terrane’s Annual Information Form filed on SEDAR at www.sedar.com.  Although Thompson Creek and Terrane have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this news release and Thompson Creek and Terrane disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

Readers should refer to Thompson Creek’s current Annual Report on Form 10-K, as amended, which is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov and other continuous disclosure documents available at www.sedar.com and www.sec.gov for further information on ore reserves and mineralized material, which is subject to the qualifications and notes set forth therein.

For more information, please contact:

Pamela Solly Director of Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Wayne Cheveldayoff Investor Relations Advisor Thompson Creek Metals Company Inc. Tel: (416) 860-1438 wcheveldayoff@tcrk.com

Darin Labrenz Vice President, Business Development Terrane Metals Corp. Tel: (604) 681-9930 dlabrenz@terranemetals.com	Christine Stewart Renmark Financial Communications Inc. Tel: (416) 644-2020 cstewart@renmarkfinancial.com